PROMISSORY NOTE


$1,321,913.59                                                 December 14, 1999
                                                              Mankato, Minnesota


         FOR VALUE RECEIVED, the undersigned, WINLAND ELECTRONICS, INC., a Minnesota corporation (the "Maker"), promises to pay to the order of THE CITY OF MANKATO, MINNESOTA, at 10 Civic Center Plaza, P.O. Box 3368, Mankato, Minnesota, 56002, or its assigns (the "Holder"), or at such other place as the Holder of this Note may from time to time designate, the principal sum of ONE MILLION THREE HUNDRED TWENTY-ONE THOUSAND NINE HUNDRED THIRTEEN AND 59/100 DOLLARS ($1,321,913.59), with interest on the unpaid balance from time to time outstanding at the rate of 6.941% per annum.

         Accrued, but unpaid, interest on amounts disbursed to Maker the first day of the month next following the date hereof and on the first day of each month thereafter. Commencing on February 1, 2000, and on the first day of each month thereafter, until fully paid, principal and interest shall be due and payable in equal monthly installments of Fifteen Thousand Two Hundred Twenty and 66/100 Dollars ($15,220.66) each. In any event, the entire unpaid principal balance hereof together with all accrued and unpaid interest thereon shall be due and payable on January 1, 2005.

         The undersigned reserves the right to prepay the Note, in whole or in part, without penalty or premium. All payments will be applied first to accrued interest and the remainder, if any, to principal in the inverse order of maturity and -such prepayment shall not reduce or delay any installment due hereunder. Interest shall be computed on a 360 day year for the actual number of days in any period for which such computation is made.

         At the option of the holder of this Note, the entire unpaid principal balance and all accrued but unpaid interest thereon shall become immediately due and payable, subject to the notice and cure provisions herein contained, upon occurrence of any of the following:

         1. The failure to make any payment of principal or interest when due;

         2. The failure to perform any covenant or obligation of the undersigned in a mortgage securing payment of this Note.

         In addition to any notice required under applicable law to be given in another manner, (a) any notice to the undersigned provided for in this Note shall be given by mailing such notice by certified mail addressed to the undersigned, 1950 Excel Drive, P.O. Box 473, Mankato, Minnesota, 56002-0473, or such other address as Maker may designate by notice in writing to the Holder; and (b) any notice to the Holder shall be given by certified mail, return receipt requested, to the Holder at the following address: 10 Civic Center Plaza, P.O. Box 3368, Mankato, Minnesota, 56002-3368, or to such other address as the Holder may designate by notice in writing to the undersigned as provided herein. Any notice provided for in this Note shall be deemed to have been given to the undersigned or the holder when given in the manner designated herein.

         The undersigned agrees to pay all costs of collection, including reasonable attorney fees, incurred in collection of this Note, including costs incurred in connection with the protection or realization of the collateral securing this Note or enforcement of any guaranty.

         The undersigned hereby waives: (a) presentment, protest and demand; and
(b) notice of protest, demand, dishonor and nonpayment of this Note.


                                    WINLAND ELECTRONICS, INC.



                                    By: /s/ W. K. Hankins

                                    Its: CEO